                                                              EXHIBIT 10(E)

                          ARGOSY ENERGY INTERNATIONAL

                                    STAGE II
                                PROMISSORY NOTE

U.S.$4,800,000                                              October 25, 1995

        FOR VALUE RECEIVED, ARGOSY ENERGY INTERNATIONAL ("Borrower"), a limited partnership organized and existing under the laws of the State of Utah, hereby promises to pay to the order of Texas Commerce Bank National Association (herein, together with any successor or assign thereof, the "Lender"), in lawful currency of the United States of America and in immediately available funds, at the principal office of the Lender (located at 712 Main Street, Houston, Texas), the principal sum of Four Million Eight Hundred Thousand United States Dollars (U.S.$4,800,000), or, if less, the aggregate principal amount outstanding hereunder together with interest thereon as hereinafter provided. The principal amount hereof shall be repayable in semi-annual installments as set forth on Schedule I hereto, as such schedule may be modified by the Overseas Private Investment Corporation ("OPIC") in accordance with Sections 3.6 and 3.8 of the Finance Agreement between Borrower and OPIC dated may 2, 1994 (as amended, restated or supplemented from time to time, the "Finance Agreement"). Each such principal payment installment date being referred to herein as a "Payment Date".

        Borrower shall pay interest to the Lender on the outstanding, paid principal amount hereof accruing from and including the date hereof at the lesser of (a) the Interbank Offered Rate (as hereinafter defined and as adjusted from time to time as hereinafter provided), plus 0.25% per annum or
(b) the highest rate permitted by applicable law (the "Highest Lawful Rate"). Borrower shall make interest payments to the Lender on each Interest Payment Date (as hereinafter defined) occurring during an Interest Period. The interest payment due on any such Interest Period, terminating immediately prior to such Interest Payment Date, except that the final installment of the unpaid principal amount of this Promissory Note is paid (the "Stage II Maturity Date"). For purposes hereof, "Interest Payment Date" means each March 15,
June 15, September 15 and December 15 so long as this Promissory Note remains outstanding.

        The term "Interest Period" shall mean the period commencing on the day following the last day of the immediately preceding Interest Period (or, in the case of the first Interest Period, the date hereof) and ending at the close of business on the last day of the period selected by the Borrower pursuant to
Section 2.2 of the Loan Agreement.
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Borrower may, upon notice received by the Lender, select in accordance with
Section 2.2 of the Loan Agreement; provided however, that:

     (i) the duration of any Interest Period which commences before any Payment Date required hereunder and otherwise ends after such date shall end on such date:

     (ii) the duration of any Interest Period which otherwise ends after the 15th day of the last month of such Interest Period shall end on the 15th day of such month;

     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day (as hereafter defined), the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; and

     (iv) there shall be no more than one Interest Period in effect at any one time.

     For any Interest period, "Interbank Offered Rate" shall mean the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Lender by first-class banks in the interbank eurodollar market in which it regularly participates on or about 10:00 a.m. (Houston time) two Business Days before the first day of such Interest Period. The Interbank Offered Rate shall be predetermined as above for each Interest Period. The Interbank Offered Rate shall be predetermined as above for each Interest Period, and the rate so adjusted will be in effect as of the first day of each Interest Period and shall continue in effect throughout such Interest Period.

     All computations of interest hereunder shall be made on the basis of a 360-day year and paid for the actual number of days elapsed. Whenever any payment under this Promissory Note shall be payable on any day that is not a Business Day, such payment shall be made on the next succeeding Business Day. The term "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas, or Washington, D.C., or New York City, New York are authorized by law to close.

     All payments shall be by wire transfer of immediately available funds in accordance with instructions given by the Lender to Borrower, or, at the Borrower's option, by debiting an account of the Borrower maintained with the Lender. All scheduled payments shall be applied: first, to the payment of accrued and unpaid interest then due and payable, and second, to the payment of principal then due and payable.

     This Promissory Note is issued under and is subject to the provisions of
(i) the Finance Agreement and (ii) the letter loan agreement between Borrower and Lender dated as of August 3, 1994 (as amended, restated or supplemented from time to time, the "Loan Agreement"). This Promissory Note is valid only when the Guaranty Endorsement of OPIC has been affixed hereto. Subject to the Guaranty Agreement, the


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Lender may enforce the agreements of Borrower contained herein which are for the benefit of the Lender, and may exercise the remedies of the Lender provided for herein or in the Guaranty Agreement or otherwise available at law or in equity.

     Prior to the last day of the Commitment Period (as defined in the Finance Agreement), Borrower shall not have the right to prepay any principal amount outstanding hereunder. Thereafter, Borrower shall have the right to prepay the outstanding principal amount of this Promissory Note in whole or in increments of $100,000 from time to time on any Payment Date, without payment of premium to the Lender, provided the Borrower (i) gives OPIC and the Lender at least five
(5) Business Days' notice of the amount and payment date of such optional prepayment and (ii) has paid to OPIC any premium required by Section 3.7 of the Finance Agreement at least five (5) Business Days prior thereto. Any such optional prepayment will be applied first to accrued, unpaid interest and then to principal installments of this Promissory Note in inverse order of maturities.

     This Promissory Note is also subject to mandatory prepayment under the terms of the Finance Agreement. Borrower shall give OPIC and the Lender at least five (5) Business Days' notice of the amount and payment date of such mandatory prepayment, which will be applied first to accrued, unpaid interest and then to principal installments of this Promissory note in inverse order of maturities.

     Upon the occurrence, and during the continuance, of an Event of Default (as defined in the Finance Agreement), the Principal of this Promissory Note and interest occurred hereon may be declared by OPIC to be forthwith due and payable as provided in the Finance Agreement.

     Subject to Section 10.4 of the Loan Agreement, no reference herein to the Finance Agreement, the Loan Agreement or the Guaranty Agreement (as defined in the Guaranty Endorsement hereto) and no provision of this Promissory Note, the Finance Agreement, the Loan Agreement or the Guaranty Agreement shall alter or impair the obligation of Borrower to pay the principal of and interest on this Promissory Note as provided herein. The provisions of this Promissory Note may be modified or amended only by an instrument in writing signed by duly authorized representatives of the Lender, OPIC and Borrower.

     Without prejudice to the rights of the holder of this Promissory Note to bring suit in the courts of any other jurisdiction, any proceeding by the Lender to enforce this Promissory Note or related rights may be brought in the courts of the United States of America in the District of Columbia. Borrower hereby waives any present or future objection to such venue and irrevocably consents and submits to the nonexclusive jurisdiction in personam of any such court. Borrower has irrevocably designated and appointed CT Corporation System, 1025 Vermont Avenue, NW, Washington, D.C., as its authorized agent to receive, accept and acknowledge on its behalf service of process in any such proceeding, and its agrees that service of process upon such agent shall be


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
deemed and held in every respect to be valid personal service upon it. Borrower shall maintain such appointment continuously in effect at all times while Borrower is indebted hereunder.

     The Borrower hereby waives grace, demand, presentment for payment, notice of dishonor, default, notice of acceleration or notice of intent to accelerate the maturity hereof, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agrees to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity. No failure on the part of the Lender to exercise, and no delay on the part of the Lender in exercising, any right under this Promissory note or otherwise shall operate as a waiver of such right nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No course of dealing between the Borrower and the Lender shall operate as a waiver of any right of the Lender.

     All agreements between the Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money to be loaned under the Loan Agreement, this Promissory Note, or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any ciecumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Lender shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Lender's Notes or the amounts owing on other obligations of the Borrower to the Lender under any Loan Document and not to the payment of interest or if such excessive interest exceeds the unpaid principal balance of the Notes and the amounts owing on other obligations of the Borrower to the Lender under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness of the Borrower to the Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the


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outstanding principal balance of the Notes shall exceed the Highest Lawful
Rate, the rate of interest which accrues on the outstanding principal balance of the Notes shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Notes shall not reduce the rate of interest which accrues on the outstanding principal balance of any Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Notes equals the amount of interest which would have accrued if such interest rate had at all times been in effect.

     THIS PROMISSORY NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

     IN WITNESS WHEREOF, Borrower acting by its duly authorized representative has caused this Promissory Note to be executed and delivered to the Lender on the date first above written.


                                        ARGOSY ENERGY INTERNATIONAL,
                                           a limited partnership

                                           By:  Argosy Energy Incorporated
                                                its general partner


                                           By:     W. KIRK BOSCHE
                                                 ---------------------------
                                           Name:   W. Kirk Bosche
                                                 ---------------------------
                                           Title:  Vice President
                                                 ---------------------------

                              GUARANTY ENDORSEMENT

     This Promissory Note is one of the Guaranteed Notes described in the Guaranty Agreement dated July 26, 1994, between Overseas Private Investment Corporation and Texas Commerce Bank National Association (as amended, restated or supplemented from time to time, the "Guaranty Agreement"). Subject to the terms thereof, Overseas Private Investment Corporation guarantees the prompt payment when due of the principal of and interest on this Guaranteed Note.


                                        OVERSEAS PRIVATE INVESTMENT
                                           CORPORATION


                                           By:   CHARLES D. TOY
                                                 ---------------------------
                                           Its:  Vice President for Finance
                                                 ---------------------------



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                                   Schedule I

                          ARGOSY ENERGY INTERNATIONAL
                            STATE II PROMISSORY NOTE
                         SCHEDULE OF PRINCIPAL PAYMENTS*



   PAYMENT DATE                                PRINCIPAL AMOUNT DUE
   ------------                                --------------------

1995   December 15                                 $1,051,000

1996   June 15                                     $  589,500
       December 15                                 $  589,500

1997   June 15                                     $  441,000
       December 15                                 $  441,000

1998   June 15                                     $  390,000
       December 15                                 $  390,000

1999   June 15                                     $  284,500
       December 15                                 $  284,500

2000   June 15                                     $  164,500
       December 15                                 $  164,500

2001   June 15                                     $   10,000



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* This Schedule of Principal Payments is subject to change as set forth in section 3.6 and 3.8 of the Finance Agreement dated May 2, 1994, as amended, between Argosy and OPIC.